AGREEMENT BETWEEN

                          BROWN BROTHERS HARRIMAN & CO.

                                       AND

                                   PIONEER II

                                TABLE OF CONTENTS


     1.   Employment of Custodian                                           1

     2.   Powers and Duties of the Custodian
          with respect to Property of the Fund
          held by the Custodian                                             1

             A.Safekeeping                                                  2
             B.Manner of Holding Securities                                 2
             C.Registered Name; Nominee                                     2
             D.Purchases                                                    2
             E.Exchanges                                                    4
             F.Sales of Securities                                          4
             G.Depositary Receipts                                          5
             H.Exercise of Rights; Tender Offers                            6
             I.Stock Dividends, Rights, Etc.                                6
             J.Options                                                      6
             K.Borrowings                                                   7
             L.Demand Deposit Bank Accounts                                 7
             M.Interest Bearing Call or Time Deposits                       8
             N.Foreign Exchange Transactions
                    and Futures Contracts                                   9
             O.Stock Loans                                                 10
             P.Collections                                                 10
             Q.Dividends, Distributions and Redemptions                    11
             R.Proxies, Notices, Etc.                                      12
             S.Nondiscretionary Details                                    12
             T.Bills13
             U.Deposit of Fund Assets in Securities Systems                13
             V.Other Transfers                                             15
             W.Investment Limitations                                      16
             X.Proper Instructions                                         16
             Y.Segregated Account                                          18


     3.   Powers and Duties of the Custodian with
          Respect to the Appointment of Subcustodians                      19

     4.   Assistance by the Custodian as to Certain Matters                23

     5.   Powers and Duties of the Custodian with
          Respect to its Role as Financial Agent                           23

             A. Records                                                    23
             B. Accounts                                                   23
             C. Access to Records                                          24
             D. Disbursements                                              24

     6.   Standard of Care and Related Matters                             24

             A.Liability of the Custodian with
                    Respect to Proper Instructions;
                    Evidence of Authority; Etc.                            24
             B.Liability of the Custodian with
                    Respect to Use of Securities System                    25
             C.Liability of the Custodian with
                    respect to Subcustodians                               26
             D.Standard of Care; Liability;
                    Indemnification                                        27
             E.Reimbursement of Advances                                   28
             F.Security for Obligations to Custodian                       29
             G.Appointment of Agents                                       29
             H.Powers of Attorney                                          30

     7.   Compensation of the Custodian                                    30

     8.   Termination; Successor Custodian                                 30

     9.   Amendment 31

    10.   Governing Law                                                    32

    11.   Notices 32

    12.   Binding Effect                                                   32

    13.   Counterparts                                                     32

                               CUSTODIAN AGREEMENT

         AGREEMENT  made  this  30 day of April, between  PIONEER  II (the

"Fund") and Brown Brothers Harriman & Co. (the "Custodian");

         WITNESSETH:   That  in   consideration  of  the  mutual  covenants  and

agreements herein contained, the parties hereto agree as follows:

         1.  Employment of Custodian:  The Fund hereby  employs and appoints the

Custodian  as a  custodian  for the term and subject to the  provisions  of this

Agreement.  The  Custodian  shall not be under any duty or obligation to require the Fund to deliver to it any  securities  or funds  owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust or Certificate of Incorporation  and By-Laws (or comparable  documents)

of the Fund and all  amendments  thereto,  and  copies  of such  votes and other proceedings  of the Fund as may be necessary  for or convenient to the Custodian in the performance of its duties.

         2. Powers and Duties of the  Custodian  with respect to Property of the

Fund  held  by the  Custodian:  Except  for  securities  and  funds  held by any

Subcustodians or held by the Custodian through a non-U.S.  securities depository appointed  pursuant to the provisions of Section 3 hereof,  the Custodian  shall have and perform the following powers and duties:

         A.  Safekeeping - To keep safely the securities and other assets of the

Fund that have been delivered to the Custodian and, on behalf of the Fund,  from time to time to receive delivery of securities for safekeeping.

         B. Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments  representing such  securities in  registered  or bearer form, or (2) in book-entry  form by a

Securities System (as said term is defined in Section 2U).

         C. Registered Name; Nominee - To hold registered securities of the Fund

(1) in the name or any nominee name of the Custodian or the Fund, or in the name or any  nominee  name of any Agent  appointed  pursuant to Section 6F, or (2) in street  certificate  form,  so-called,  and in any  case  with  or  without  any indication  of  fiduciary  capacity,  provided  that  securities  are held in an account of the Custodian  containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

         D.  Purchases  - Upon  receipt  of Proper  Instructions,  as defined in

Section X on Page 16, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities  (1) by the Custodian,  or (2) by a clearing corporation  of a  national  securities  exchange  of which the  Custodian  is a member, or (3) by a Securities  System.  However,  (i) in the case of repurchase agreements entered into by the

         Fund,  the  Custodian  (as well as an  Agent)  may  release  funds to a

Securities  System or to a Subcustodian  prior to the receipt of advice from the

Securities System or Subcustodian that the securities underlying such repurchase agreement  have been  transferred  by book entry into the Account (as defined in

Section 2U) of the Custodian  (or such Agent)  maintained  with such  Securities

System or Subcustodian,  so long as such payment  instructions to the Securities

System or  Subcustodian  include a  requirement  that  delivery is only  against payment for securities, (ii) in the case of foreign exchange contracts, options,

time deposits,  call account deposits,  currency  deposits,  and other deposits,

contracts or options  pursuant to Sections 2J, 2L, 2M and 2N, the  Custodian may make payment therefor without  receiving an instrument  evidencing said deposit,

contract  or  option  so long  as  such  payment  instructions  detail  specific securities to be acquired,  and (iii) in the case of securities in which payment for the security and receipt of the instrument evidencing the security are under generally  accepted trade  practice or the terms of the instrument  representing the security  expected to take place in different  locations or through separate parties,  such as commercial paper which is indexed to foreign currency exchange rates,  derivatives and similar  securities,  the Custodian may make payment for such  securities  prior to delivery  thereof in accordance  with such  generally accepted  trade  practice  or the  terms  of the  instrument  representing  such security.

         E.  Exchanges  - Upon  receipt  of  proper  instructions,  to  exchange securities  held by it for the  account  of the Fund  for  other  securities  in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such  securities  and to deposit any such  securities in accordance  with the terms of any reorganization or protective plan. Without proper instructions, the

Custodian may surrender securities in temporary form for definitive  securities,

may surrender  securities  for transfer into a name or nominee name as permitted in  Section  2C,  and  may  surrender  securities  for  a  different  number  of certificates  or  instruments  representing  the same  number  of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

         F. Sales of Securities - Upon receipt of proper  instructions,  to make delivery of  securities  which have been sold for the  account of the Fund,  but only against payment therefor (1) in cash, by a certified check,  bank cashier's check,  bank credit,  or bank wire transfer,  or (2) by credit to the account of the Custodian with a clearing  corporation of a national  securities exchange of which  the  Custodian  is a  member,  or (3) by  credit  to the  account  of the

Custodian  or an Agent of the  Custodian  with a  Securities  System;  provided,

however,  that  (i)  in  the  case  of  delivery  of  physical  certificates  or instruments
representing  securities,  the  Custodian may make delivery to the broker buying the  securities,  against receipt  therefor,  for examination in accordance with

"street  delivery"  custom,  provided that the payment therefor is to be made to the  Custodian  (which  payment  may be made by a  broker's  check) or that such securities  are to be  returned  to the  Custodian,  and  (ii)  in the  case  of securities  referred to in clause (iii) of the last  sentence of Section 2D, the

Custodian may make settlement, including with respect to the form of payment, in accordance with generally accepted trade practice relating to such securities or the terms of the instrument representing said security.

         G.  Depositary  Receipts  - Upon  receipt  of proper  instructions,  to instruct a  Subcustodian  or an Agent to surrender  securities to the depositary used by an issuer of American  Depositary  Receipts or International  Depositary

Receipts  (hereinafter  collectively  referred to as "ADRs") for such securities against a written  receipt  therefor  adequately  describing such securities and written  evidence  satisfactory to the Subcustodian or Agent that the depositary has  acknowledged  receipt  of  instructions  to  issue  with  respect  to  such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the  Custodian in Boston,  Massachusetts,  or at such other place as the Custodian may from time to time designate.

         Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the

ADRs  surrendered  and written  evidence  satisfactory to the Custodian that the issuer  of the  ADRs has  acknowledged  receipt  of  instructions  to cause  its depositary to deliver the securities  underlying  such ADRs to a Subcustodian or an Agent.

         H. Exercise of Rights;  Tender  Offers - Upon timely  receipt of proper instructions,  to deliver to the issuer or trustee  thereof,  or to the agent of either,  warrants,  puts, calls, rights or similar securities for the purpose of being  exercised or sold,  provided  that the new  securities  and cash, if any,

acquired by such action are to be delivered to the Custodian,  and, upon receipt of proper  instructions,  to deposit  securities upon invitations for tenders of securities,  provided that the  consideration  is to be paid or delivered or the tendered securities are to be returned to the Custodian.

         I. Stock  Dividends,  Rights,  Etc. - To receive  and collect all stock dividends,  rights  and other  items of like  nature;  and to deal with the same pursuant to proper instructions relative thereto.

         J. Options - Upon receipt of proper instructions, to receive and retain confirmations or other documents evidencing the purchase of writing of an option on a security or  securities  index by the Fund;  to deposit  and  maintain in a segregated  account,  either physically or by book-entry in a Securities System,

securities subject to a covered call option written by the Fund; and to release and/or transfer such securities or other assets only in accordance  with the  provisions of any agreement  among the Fund, the Custodian and a  broker-dealer  relating to such  securities  or other  assets a notice or other communication  evidencing the expiration,  termination or exercise of such covered option furnished by The Options Clearing Corporation,  the securities or options  exchange  on  which  such  covered  option  is  traded  or  such  other organization as may be responsible for handling such options transactions.

         K.  Borrowings  - Upon  receipt  of  proper  instructions,  to  deliver securities of the Fund to lenders or their agents as collateral  for  borrowings effected by the Fund,  provided that such  borrowed  money is payable to or upon the Custodian's order as Custodian for the Fund.

         L.  Demand  Deposit  Bank  Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's  books subject only to draft or order by the  Custodian.  All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s).  The responsibilities of the  Custodian to the Fund for  deposits  accepted on the  Custodian's  books shall be that of a U. S. bank for a similar deposit.

         If and when authorized by proper  instructions,  the Custodian may open and operate an additional  account(s) in such other banks or trust  companies as may be designated by the Fund in such
instructions  (any such bank or trust  company so  designated  by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s)

(hereinafter  collectively  referred to as "demand deposit bank accounts") shall be in the name of the  Custodian for account of the Fund and subject only to the

Custodian's  draft or order.  Such demand  deposit  accounts  may be opened with

Banking  Institutions  in the United  States and in other  countries  and may be denominated  in  either  U. S.  Dollars  or  other  currencies  as the  Fund may determine.  All such deposits shall be deemed to be portfolio  securities of the

Fund and accordingly the responsibility of the Custodian  therefore shall be the same as and no greater than the Custodian's  responsibility  in respect of other portfolio securities of the Fund.

         M. Interest  Bearing Call or Time Deposits - To place interest  bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions.  Such deposits may be placed with the

Custodian or with  Subcustodians  or other Banking  Institutions as the Fund may determine.  Deposits may be denominated in U. S. Dollars or other currencies and need not be  evidenced  by the  issuance  or delivery  of a  certificate  to the

Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate  notation as to the amount and currency of each such  deposit,  the accepting  Banking  Institution  and other  appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the  Banking  Institution.  Such  deposits,  other  than those  placed  with the

Custodian,   shall  be  deemed   portfolio   securities  of  the  Fund  and  the

responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section K of this

Agreement. The responsibility of the Custodian for such deposits accepted on the

Custodian's books shall be that of a U. S. bank for a similar deposit.

         N. Foreign Exchange  Transactions  and Futures  Contracts - Pursuant to

proper  instructions,  to enter into  foreign  exchange  contracts or options to purchase and sell foreign  currencies for spot and future delivery on behalf and for  the  account  of the  Fund.  Such  transactions  may be  undertaken  by the

Custodian   with  such  Banking   Institutions,   including  the  Custodian  and

Subcustodian(s)  as principals,  as approved and authorized by the Fund. Foreign exchange  contracts  and options other than those  executed with the  Custodian,

shall be deemed to be portfolio  securities of the Fund and the responsibilities of the  Custodian  therefor  shall be the same as those for demand  deposit bank accounts  placed with other banks as described in Section 2L of this  agreement.

Upon  receipt  of proper  instructions,  to  receive  and  retain  confirmations evidencing the purchase or sale of a futures  contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated  account,  for the benefit
of  any  futures  commission  merchant  or to  pay to  such  futures  commission merchant,  assets  designated by the fund as initial,  maintenance  or variation

"margin" deposits  intended to secure the Fund's  performance of its obligations under  any  futures  contracts  purchased  or sold  or any  options  on  futures contracts  written  by the  Fund,  in  accordance  with  the  provisions  of any agreement or  agreements  among any of the Fund,  the Custodian and such futures commission  merchant,  designated  to  comply  with the  rules of the  Commodity

Futures  Trading   Commission   and/or  any  contract  market,  or  any  similar

organization or  organizations,  regarding such margin deposits;  and to release and/or  transfer assets in such margin accounts only in accordance with any such agreements or rules.

         O.  Stock  Loans - Upon  receipt  of proper  instructions,  to  deliver securities of the Fund,  in connection  with loans of securities by the Fund, to the  borrower  thereof  prior to receipt  of the  collateral,  if any,  for such borrowing,  provided  that  for  stock  loans  secured  by cash  collateral  the

Custodian's  instructions  to the Securities  System require that the Securities

System may deliver the  securities to the borrower  thereof only upon receipt of the collateral for such borrowing.

         P.  Collections  - To collect,  receive and deposit in said  account or accounts all income,  payments of principal  and other  payments with respect to the  securities  held  hereunder,  and in  connection  therewith  to deliver the certificates or other
instruments  representing the securities to the issuer thereof or its agent when securities are called, redeemed,  retired or otherwise become payable; provided,

that the  payment is to be made in such form and manner and at such time,  which may be after  delivery  by the  Custodian  of the  instrument  representing  the security, as is in accordance with the terms of the instrument  representing the security,  or  such  proper  instructions  as  the  Custodian  may  receive,  or governmental  regulations,  the  rules  of  Securities  Systems  or  other  U.S.

securities  depositories  and clearing  agencies or, with respect to  securities referred to in clause  (iii) of the last  sentence of Section 2D, in  accordance with generally  accepted  trade  practice;  (ii) to execute  ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other  payments with respect to securities of the Fund or in  connection  with  transfer of  securities,  and (iii)  pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.

         Q.  Dividends,  Distributions  and Redemptions - Upon receipt of proper instructions  from the Fund,  or upon  receipt of  instructions  from the Fund's shareholder  servicing agent or agent with comparable  duties (the  "Shareholder

Servicing  Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing

Agent or otherwise  apply funds or  securities,  insofar as  available,  for the payment of dividends or other  distributions to Fund shareholders.  Upon receipt of proper  instructions  from the Fund, or upon receipt of instructions from the

Shareholder  Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized),

the Custodian  shall release funds or securities,  insofar as available,  to the

Shareholder  Servicing  Agent or as such  Agent  shall  otherwise  instruct  for payment to Fund  shareholders  who have  delivered  to such Agent a request  for repurchase or redemption of their shares of capital stock of the Fund.

         R. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms  of  proxies  and all  notices  of  meetings  and  any  other  notices  or announcements  affecting  or relating to  securities  owned by the Fund that are received by the Custodian,  and upon receipt of proper instructions,  to execute and deliver or cause its nominee to execute  and deliver  such  proxies or other authorizations  as may be required.  Neither the Custodian nor its nominee shall vote upon any of such  securities  or execute any proxy to vote  thereon or give any consent or take any other action with respect  thereto  (except as otherwise herein provided) unless ordered to do so by proper instructions.

         S. Nondiscretionary Details - Without the necessity of express authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution,  purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise directed from time to time by the Directors or Trustees of the Fund,  and (2) to make payments to itself or others for minor expenses  of  handling  securities  or  other  similar  items  relating  to  the

Custodian's  duties under this Agreement,  provided that all such payments shall be accounted for to the Fund.

         T. Bills - Upon receipt of proper  instructions,  to pay or cause to be paid,  insofar as funds are available  for the purpose,  bills,  statements,  or other obligations of the Fund.

         U. Deposit of Fund Assets in  Securities  Systems - The  Custodian  may

deposit and/or maintain securities owned by the Fund in (i) The Depository Trust

Company,  (ii) any  book-entry  system as  provided  in  Subpart  O of  Treasury

Circular  No. 300, 31 CFR 306,  Subpart B of 31 CFR Part 350, or the  book-entry regulations of federal agencies substantially in the form of Subpart O, or (iii)

any other domestic  clearing agency  registered with the Securities and Exchange

Commission  under Section 17A of the Securities  Exchange Act of 1934 which acts as a securities  depository  and whose use the Fund has  previously  approved in writing  (each  of the  foregoing  being  referred  to in  this  Agreement  as a

"Securities System"). Utilization of a Securities

System  shall  be in  accordance  with  applicable  Federal  Reserve  Board  and

Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may deposit and/or  maintain Fund  securities,  either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund  pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities  System provided that such securities are represented in an account

("Account") of the Custodian or such Agent in the Securities  System which shall not  include  any assets of the  Custodian  or Agent other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian  with respect to securities of the Fund which are maintained in a Securities  System shall identify by book-entry  those securities belonging to the Fund;

         3) The Custodian shall pay for securities  purchased for the account of the Fund  upon (i)  receipt  of  advice  from the  Securities  System  that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the  Custodian  to reflect  such  payment and transfer for the account  of the Fund.  The  Custodian  shall  transfer  securities  sold for the account of the Fund upon (i) receipt of advice from the  Securities  System that payment for such  securities has been  transferred to the Account,  and (ii) the making of an entry on
the  records of the  Custodian  to reflect  such  transfer  and  payment for the account  of the  Fund.  Copies  of all  advices  from the  Securities  System of transfers of securities  for the account of the Fund shall identify the Fund, be maintained  for the Fund by the Custodian or an Agent as referred to above,  and be provided to the Fund at its request.  The  Custodian  shall  furnish the Fund confirmation  of each transfer to or from the account of the Fund in the form of a written  advice  or  notice  and  shall  furnish  to the Fund  copies of daily transaction  sheets reflecting each day's  transactions in the Securities System for the account of the Fund on the next business day;

         4) The Custodian shall provide the Fund with any report obtained by the

Custodian  or  any  Agent  as  referred  to  above  on the  Securities  System's accounting system,  internal  accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal  accounting control as the Fund may reasonably request from time to time.

         5) At the written request of the Fund, the Custodian will terminate the use of any  such  Securities  System  on  behalf  of the  Fund  as  promptly  as practicable.

         V. Other  Transfers - Upon receipt of proper  instructions,  to deliver securities,  funds and other property of the Fund to a  Subcustodian  or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other  property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement,  provided that the instructions relating to such  disposition  shall  include a  statement  of the  purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

         W.  Investment  Limitations - In performing its duties  generally,  and more  particularly  in  connection  with  the  purchase,  sale and  exchange  of securities  made by or for the Fund,  the  Custodian may assume unless and until notified in writing to the contrary that proper instructions  received by it are not in  conflict  with or in any way  contrary to any  provisions  of the Fund's

Declaration of Trust or Certificate of  Incorporation  or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund.

The Custodian  shall in no event be liable to the Fund and shall be  indemnified by the Fund for any  violation  which  occurs  in the  course  of  carrying  out instructions  given by the Fund of any investment  limitations to which the Fund is  subject or other  limitations  with  respect  to the  Fund's  powers to make expenditures,  encumber securities, borrow or take similar actions affecting the

Fund.

         X. Proper  Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification signed or initialled on behalf of the Fund by one or more  person or persons as the Board of  Directors  or  Trustees  of the Fund

shall  have  from  time  to time  authorized,  provided,  however,  that no such instructions  directing the delivery of securities or the payment of funds to an authorized  signatory of the Fund shall be signed by such person.  Those persons authorized  to give  proper  instructions  may be  identified  by the  Board  of

Directors  or Trustees by name,  title or position and will include at least one officer  empowered by the Board to name other  individuals who are authorized to give  proper  instructions  on  behalf  of the Fund.  Telephonic  or other  oral instructions  given by any one of the above  persons will be  considered  proper instructions if the Custodian  reasonably  believes them to have been given by a person  authorized  to give such  instructions  with respect to the  transaction involved.  Oral  instructions will be confirmed by tested telex or in writing in the manner  set forth  above but the lack of such  confirmation  shall in no way

affect  any  action  taken  by  the   Custodian  in  reliance   upon  such  oral

instructions.  The Fund  authorizes  the  Custodian  to tape  record any and all telephonic or other oral instructions  given to the Custodian by or on behalf of the Fund  (including  any of its  officers,  Directors,  Trustees,  employees or agents)  and will  deliver to the  Custodian  a similar  authorization  from any investment  manager or adviser or person or entity with similar  reponsibilities which is authorized to give proper
instructions  on behalf of the Fund to the Custodian.  Proper  instructions  may relate to specific transactions or to types or classes of transactions,  and may be in the form of standing instructions.

         Proper  instructions  may  include  communications   effected  directly

between  electro-mechanical  or  electronic  devices or systems,  in addition to tested telex,  provided that the Fund and the Custodian agree to the use of such device or system.

         Y.  Segregated  Account - The  Custodian  shall upon  receipt of proper instructions  establish  and  maintain  on its  books a  segregated  account  or accounts  for and on behalf of the Fund,  into which  account or accounts may be transferred cash and/or securities of the Fund, including securities  maintained by the  Custodian  pursuant  to Section 2U hereof,  (i) in  accordance  with the provisions of any agreement  among the Fund,  the Custodian and a  broker-dealer registered  under  the  Securities  Exchange  Act of 1934  and a  member  of the

National  Association  of Securities  Dealers,  Inc. (or any futures  commission merchant  registered  under the  Commodity  Exchange Act) relating to compliance with  the  rules  of the  Options  Clearing  Corporation  and of any  registered national securities exchange (or the Commodity Futures Trading Commission or any registered  contract  market),  or any similar  organization  or  organizations,

regarding  escrow or other  arrangements in connection with  transactions by the

Fund, (ii) for purposes of segregating cash or securities in connection with options purchased sold or written by the Fund or commodity futures contracts or options  thereon  purchased  or sold by the  Fund,  (iii)  for the  purposes  of compliance by the Fund with the  procedures  required by Investment  Company Act

Release No. 10666,  or any subsequent  release or releases of the Securities and

Exchange  Commission  relating  to the  maintenance  of  segregated  accounts by registered investment  companies,  and (iv) as mutually agreed from time to time between the Fund and the Custodian.

         3. Powers and Duties of the Custodian  with Respect to the  Appointment of Subcustodians: The Fund hereby authorizes and instructs the Custodian to hold securities,  funds and other property of the Fund which are  maintained  outside the United States at subcustodians  appointed pursuant to the provisions of this

Section  3 (a  "Subcustodian").  The  Fund  shall  approve  in  writing  (1) the appointment of each  Subcustodian and the  subcustodian  agreement to be entered into between such Subcustodian and the Custodian, and (2) if the Subcustodian is

organized under the laws of a country other than the United States,  the country or countries in which the  Subcustodian is authorized to hold  securities,  cash and other property of the Fund. The Fund hereby further authorizes and instructs the  Custodian  and any  Subcustodian  to utilize such  securities  depositories located  outside the United  States which are approved in writing by the Fund to hold securities  cash, and other property of the Fund. Upon such approval by the

Fund, the

Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian  may, at any time in its  discretion,  remove any  Subcustodian  that has been appointed as such but will promptly  notify the

Fund of any such action.

         Those  Subcustodians,  and  the  countries  where  and  the  securities depositories  through which they or the Custodian may hold securities,  cash and other  property of the Fund which the Fund has approved to date are set forth on

Appendix  A  hereto.  Such  Appendix  shall  be  amended  from  time  to time as

Subcustodians,  and/or  countries  and/or  securities  depositories are changed,

added or deleted.  The Fund shall be  responsible  for  informing  the Custodian sufficiently  in  advance  of a  proposed  investment  which  is to be held in a country not listed on Appendix A, in order that there shall be  sufficient  time for the Fund to give the approval  required by the  preceding  paragraph and for

the  Custodian  to  put  the   appropriate   arrangements  in  place  with  such

Subcustodian,  including negotiation of a subcustodian  agreement and submission of such subcustodian agreement to the Fund for approval.

         If the Fund shall have  invested  in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the

Custodian  shall have  recovered from such agent for any damages caused the Fund by such  agent.  At the  request  of the Fund,  Custodian  agrees to remove  any securities  held on  behalf  of the  Fund by such  agent,  if  practical,  to an approved  Subcustodian.  Under such circumstances  Custodian will collect income and respond to corporate actions on a best efforts basis.

         With respect to  securities  and funds held by a  Subcustodian,  either directly  or  indirectly  (including  by a  securities  depository  or  clearing agency),  notwithstanding  any  provision  of this  Agreement  to the  contrary,

payment for  securities  purchased and delivery of  securities  sold may be made prior to receipt of the securities or payment,  respectively,  and securities or payment may be received in a form, in accordance with governmental  regulations,

rules of securities  depositories and clearing  agencies,  or generally accepted trade practice in the applicable local market.

         In the event that any Subcustodian appointed pursuant to the provisions of this  Section 3 fails to perform any of its  obligations  under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best  efforts to cause such  Subcustodian  to perform such  obligations.  In the event that the Custodian is unable to cause such  Subcustodian  to perform fully its  obligations  thereunder,  the  Custodian  shall  forthwith  upon the Fund's

request   terminate  such   Subcustodian  in  accordance  with  the  termination

provisions under the applicable
subcustodian   agreement  and,  if  necessary  or  desirable,   appoint  another

subcustodian  in  accordance  with  the  provisions  of this  Section  3. At the election  of the  Fund,  it shall  have  the  right to  enforce,  to the  extent permitted by the  subcustodian  agreement and  applicable  law, the  Custodian's rights against any such  Subcustodian for loss or damage caused the Fund by such

Subcustodian.

         The  Custodian  will not amend any  subcustodian  agreement or agree to change or permit any changes  thereunder  except upon the prior written approval of the Fund.

         The Custodian may, at any time in its discretion  upon  notification to the  Fund,  terminate  any  Subcustodian  of the  Fund in  accordance  with  the termination provisions under the applicable Subcustodian  Agreement,  and at the written  request of the Fund, the Custodian will terminate any  Subcustodian  in accordance with the  termination  provisions  under the applicable  Subcustodian

Agreement.

         If  necessary  or  desirable,   the   Custodian  may  appoint   another

subcustodian  to replace a  Subcustodian  terminated  pursuant to the  foregoing provisions of this Section 3, such  appointment  to be made upon approval of the successor  subcustodian  by  the  Fund's  Board  of  Directors  or  Trustees  in

accordance with the provisions of this Section 3.

         In the event the Custodian  receives a claim from a Subcustodian  under the indemnification provisions of any
subcustodian  agreement the Custodian  shall promptly give written notice to the

Fund of such claim. No more than thirty days after written notice to the Fund of the  Custodian's  intention to make such  payment,  the Fund will  reimburse the

Custodian  the amount of such  payment  except in respect of any  negligence  or misconduct of the Custodian.

         4. Assistance by the Custodian as to Certain Matters: The Custodian may

assist generally in the preparation of reports to Fund  shareholders and others,

audits of accounts, and other ministerial matters of like nature.

         5.  Powers  and  Duties of the  Custodian  with  Respect to its Role as

Financial  Agent:  The Fund  hereby also  appoints  the  Custodian  as the Funds financial  agent.  With  respect to the  appointment  as  financial  agent,  the

Custodian shall have and perform the following powers and duties:

         A. Records - To create,  maintain  and retain such records  relating to its  activities and  obligations  under this Agreement as are required under the

Investment  Company  Act of  1940  and  the  rules  and  regulations  thereunder

(including  Section 31 thereof and Rules 31a-1 and 31a-2  thereunder)  and under applicable  Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

         B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly
financial  statements,  or  copies  thereof,  from  time to  time as  reasonably requested by proper instructions.

         C.  Access  to  Records  - The  books  and  records  maintained  by the

Custodian  pursuant  to  Sections  5A  and 5B  shall  at all  times  during  the

Custodian's  regular  business hours be open to inspection and audit by officers of, attorneys for and auditors  employed by the Fund and by employees and agents of the Securities and Exchange  Commission,  provided that all such  individuals shall observe all security  requirements of the Custodian  applicable to its own employees  having  access to  similar  records  within  the  Custodian  and such regulations as may be reasonably imposed by the Custodian.

         D. Disbursements - Upon receipt of proper instructions, to pay or cause to be paid,  insofar as funds are available for the purpose,  bills,  statements and  other  obligations  of the Fund  (including  but not  limited  to  interest charges,  taxes,  management fees,  compensation to Fund officers and employees,

and other operating expenses of the Fund).

         6. Standard of Care and Related Matters:

         A.  Liability of the  Custodian  with  Respect to Proper  Instructions;

Evidence of  Authority,  Etc. The  Custodian  shall not be liable for any action taken or omitted in  reliance  upon  proper  instructions  believed  by it to be genuine  or upon any other  written  notice,  request,  direction,  instruction,

certificate or other  instrument  believed by it to be genuine and signed by the proper party or parties.

         The  Secretary or Assistant  Secretary of the Fund shall certify to the

Custodian the names, signatures and scope of authority of all persons authorized to give  proper  instructions  or any other  such  notice,  request,  direction,

instruction,  certificate  or  instrument  on behalf of the Fund,  the names and signatures of the officers of the Fund, the name and address of the  Shareholder

Servicing Agent, and any resolutions,  votes,  instructions or directions of the

Fund's Board of Directors or Trustees or  shareholders.  Such certificate may be accepted and relied upon by the  Custodian as  conclusive  evidence of the facts set forth  therein and may be  considered in full force and effect until receipt of a similar certificate to the contrary.

         So long as and to the extent that it is in the  exercise of  reasonable care,  the  Custodian  shall  not be  responsible  for the  title,  validity  or genuineness  of any  property  or evidence  of title  thereto  received by it or delivered by it pursuant to this Agreement.

         The Custodian shall be entitled, at the expense of the Fund, to receive and act upon  advice of (i)  counsel  regularly  retained  by the  Custodian  in respect of custodian  matters,  (ii)  counsel for the Fund,  or (iii) such other counsel  as the Fund and the  Custodian  may agree  upon,  with  respect  to all matters,  and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         B. Liability of the Custodian with Respect to Use of

Securities  System - With respect to the  portfolio  securities,  cash and other property of the Fund held by a Securities  System, the Custodian shall be liable to the Fund only for any loss or damage  to the Fund  resulting  from use of the

Securities System if caused by any negligence,  misfeasance or misconduct of the

Custodian  or any of its agents or of any of its or their  employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian  with respect to any claim against the Securities  System or any other person which the Custodian may have as a  consequence  of any  such  loss or  damage  to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.

         C.  Liability  of the  Custodian  with  respect  to  Subcustodians  The

Custodian  shall be liable to the Fund for any loss or damage to the Fund caused by or resulting  from the acts or omissions  of any  Subcustodian  to the extent that  under  the  terms  set forth in the  subcustodian  agreement  between  the

Custodian  and the  Subcustodian  (or in the  subcustodian  agreement  between a

Subcustodian  and any secondary  Subcustodian),  the  Subcustodian (or secondary

Subcustodian)  has failed to perform in accordance  with the standard of conduct imposed under such  subcustodian  agreement as determined in accordance with the law which is adjudicated to govern such agreement and in accordance with any determination of any court as to the duties of said Subcustodian pursuant to said  agreement.  The  Custodian  shall  also be  liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own  negligence in connection  with the delivery of any  securities or funds held by it to any Subcustodian.

         D. Standard of Care;  Liability;  Indemnification - The Custodian shall be held only to the exercise of  reasonable  care and  diligence in carrying out the provisions of this Agreement,  provided that the Custodian shall not thereby be required to take any action which is in  contravention of any applicable law.

The Fund agrees to indemnify  and hold  harmless the  Custodian and its nominees from all claims and  liabilities  (including  counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement,

except  such as may  arise  from its or its  nominee's  breach  of the  relevant standard of conduct set forth in this Agreement.  Without limiting the foregoing indemnification  obligation  of the  Fund,  the Fund  agrees  to  indemnify  the

Custodian and any nominee in whose name  portfolio  securities or other property of the Fund is  registered  against any  liability the Custodian or such nominee may incur by reason of taxes  assessed to the Custodian or such nominee or other costs,  liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

         It is also  understood  that the Custodian  shall not be liable for any loss  involving any  securities,  currencies,  deposits or other property of the

Fund,  whether  maintained by it, a Subcustodian,  a securities  depository,  an agent of the  Custodian or a  Subcustodian,  a Securities  System,  or a Banking

Institution,  or for any loss arising  from a foreign  currency  transaction  or contract,  where the loss  results  from a  Sovereign  Risk or where the  entity maintaining such securities, currencies, deposits or other property of the Fund,

whether the Custodian, a Subcustodian,  a securities depository, an agent of the

Custodian or a Subcustodian,  a Securities System or a Banking Institution,  has

exercised  reasonable care  maintaining  such property or in connection with the

transaction   involving   such   property.   A   "Sovereign   Risk"  shall  mean

nationalization, expropriation, devaluation, revaluation, confiscation, seizure,

cancellation,  destruction or similar action by any governmental  authority,  de facto or de jure; or enactment,  promulgation,  imposition or enforcement by any such governmental authority of currency restrictions,  exchange controls, taxes,

levies  or  other  charges  affecting  the  Fund's  property;  or  acts  of war,

terrorism,  insurrection  or  revolution;  or any other act or event  beyond the

Custodian's control.

         E.  Reimbursement  of  Advances - The  Custodian  shall be  entitled to receive reimbursement from the Fund on demand, in the manner provided in Section

7, for its cash disbursements,
expenses and charges (including the fees and expenses of any Subcustodian or any

Agent) in  connection  with this  Agreement,  but  excluding  salaries and usual overhead expenses.

         F.  Security for  Obligations  to Custodian - If the Fund shall require the Custodian to advance cash or  securities  for any purpose for the benefit of the Fund,  including in connection  with foreign  exchange  contracts or options

(collectively,  an "Advance"),  or if the Custodian or any nominee thereof shall incur or be  assessed  any  taxes,  charges,  expenses,  assessments,  claims or liabilities in connection with the performance of this Agreement (collectively a

"Liability"),  except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, then in such event any property  at any time held for the  account  of the Fund by the  Custodian  or a

Subcustodian  shall be security for such  Advance or  Liability  and if the Fund shall fail to repay or indemnify the Custodian promptly,  the Custodian shall be entitled  to utilize  available  cash and to  dispose  of the  Fund's  property,

including  securities,  to the  extent  necessary  to  obtain  reimbursement  or indemnification.

         G.  Appointment  of Agents - The  Custodian may at any time or times in its  discretion  appoint  (and may at any time  remove)  any other bank or trust company as its agent (an  "Agent") to carry out such of the  provisions  of this

Agreement as the Custodian may from time to time direct, provided, however, that the appointment
of such Agent (other than an Agent appointed  pursuant to the third paragraph of

Section 3) shall not relieve the Custodian of any of its responsibilities  under this agreement.

         H. Powers of  Attorney - Upon  request,  the Fund shall  deliver to the

Custodian  such  proxies,  powers of  attorney  or other  instruments  as may be reasonable and necessary or desirable in connection  with the performance by the

Custodian  or any  Subcustodian  of  their  respective  obligations  under  this

Agreement or any applicable subcustodian agreement.

         7.  Compensation  of the Custodian:  The Fund shall pay the Custodian a custody  fee based on such fee  schedule as may from time to time be agreed upon in writing by the  Custodian and the Fund.  Such fee,  together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to  permit  payment  by a direct  cash payment to the Custodian.

         8. Termination;  Successor Custodian:  This Agreement shall continue in full force and effect  until  terminated  by either  party by an  instrument  in writing  delivered  or  mailed,  postage  prepaid,  to  the  other  party,  such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing.  In the event of termination the Custodian shall be entitled  to  receive  prior to  delivery  of the  securities,  funds  and other property  held by it all accrued fees and  unreimbursed  expenses the payment of which is contemplated by

Sections 6D and 7, upon  receipt by the Fund of a statement  setting  forth such fees and expenses. In the event of the appointment of a successor custodian,  it is  agreed  that  the  funds  and  securities  owned by the Fund and held by the

Custodian or any Subcustodian shall be delivered to the successor custodian, and the  Custodian  agrees to cooperate  with the Fund in execution of documents and performance  of other actions  necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         9. Amendment:  This Agreement  constitutes the entire understanding and agreement of the parties hereto with respect to the subject  matter  hereof.  No provision of this  Agreement may be amended or terminated  except by a statement in writing  signed by the party  against which  enforcement  of the amendment or termination is sought.

         In connection with the operation of this  Agreement,  the Custodian and

the  Fund  may  agree  in  writing   from  time  to  time  on  such   provisions

interpretative  of or in addition to the  provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this  Agreement.  No interpretative  or  additional  provisions  made as  provided  in the  preceding sentence shall be deemed to be an amendment of this Agreement.

         The section  headings in this Agreement are for the  convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

         10.  Governing  Law:  This  instrument is executed and delivered in The

Commonwealth of Massachusetts  and shall be governed by and construed  according to the laws of said Commonwealth.

         11.  Notices:  Notices and other  writings  delivered or mailed postage prepaid  to  the  Fund  addressed  to  the  Fund  at 60  State  Street,  Boston,

Massachusetts  02109 or to such other address as the Fund may have designated to the  Custodian  in writing,  or to the  Custodian  at 40 Water  Street,  Boston,

Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the  Custodian may have  designated to the Fund in writing,  shall be deemed to have been  properly  delivered or given  hereunder  to the  respective addressee.

         12. Binding Effect:  This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns,  provided that neither party hereto may assign this Agreement or any of its rights or  obligations  hereunder  without the prior written  consent of the other party.

         13.  Counterparts:  This  Agreement  may be  executed  in any number of counterparts,  each of which shall be deemed an original.  This Agreement  shall become effective when one or more counterparts have been signed and delivered by each of the parties.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

PIONEER II                                   BROWN BROTHERS HARRIMAN & CO.


By /s/ John F. Cogan, Jr.                    per pro /s/ Stokley P. Towles
                                                     Stockley P. Towles, Partner